Exhibit 99.1

North Haven Private Income Fund LLC

Consolidated Schedule of Investments

February 1, 2022

(in thousands)

 (Unaudited)

Investments-non-controlled/non- affiliated(1)	Footnotes	Reference Rate and Spread	Interest Rate	Maturity Date	Par Amount / Shares	Cost	Fair Value	Percentage of Fair Value
First Lien Debt
Air Freight & Logistics
Omni Intermediate Holdings, LLC	(2)	L + 5.00%	6.00%	12/30/2026	$7,081	$7,010	$7,010	3.75%
Omni Intermediate Holdings, LLC	(2)	L + 5.00%	6.00%	12/30/2026	796	793	793	0.42
Omni Intermediate Holdings, LLC	(2)	L + 5.00%	6.00%	12/30/2025	115	111	111	0.06
						7,914	7,914	4.23
Auto Components
Continental Battery Company	(2)	L + 6.75%	7.75%	1/20/2027	6,250	6,125	6,125	3.27
Sonny's Enterprises, Inc.	(2)	L + 6.75%	7.75%	8/5/2026	2,175	2,134	2,134	1.14
Sonny's Enterprises, Inc.	(2)	L + 6.75%	7.75%	8/5/2026	—	(124)	(124)	(0.07)
						8,135	8,135	4.35
Automobiles
ARI Network Services, Inc.	(3) (2)	L + 5.75%	6.50%	2/28/2025	14,338	14,052	14,052	7.51
Turbo Buyer, Inc.	(2)	L + 6.00%	7.00%	12/2/2025	—	(25)	(25)	(0.01)
						14,027	14,027	7.50
Biotechnology
GraphPad Software, LLC	(2)	L + 5.50%	6.50%	4/27/2027	8,088	8,007	8,007	4.28
GraphPad Software, LLC	(2)	L + 5.50%	6.50%	4/27/2027	—	(43)	(43)	(0.02)
						7,964	7,964	4.26
Commercial Services & Supplies
FLS Holding, Inc.	(2)	L + 5.25%	6.25%	12/17/2028	9,583	9,395	9,395	5.02
FLS Holding, Inc.	(2)	L + 5.25%	6.25%	12/17/2028	—	(21)	(21)	(0.01)
FLS Holding, Inc.	(2)	L + 5.25%	6.25%	12/17/2027	—	(16)	(16)	(0.01)
KWOR Acquisition, Inc.	(3)	L + 5.25%	6.00%	12/22/2028	7,024	6,921	6,921	3.70
KWOR Acquisition, Inc.	(3)	L + 5.25%	6.00%	12/22/2027	44	44	44	0.02
MHE Intermediate Holdings, LLC	(2)	L + 5.75%	6.75%	7/21/2027	4,988	4,939	4,939	2.64
Sherlock Buyer Corp.	(3)	L + 5.75%	6.50%	12/8/2028	7,116	6,975	6,975	3.73
Sherlock Buyer Corp.	(3)	L + 5.75%	6.50%	12/8/2028	—	(20)	(20)	(0.01)
Sherlock Buyer Corp.	(3)	L + 5.75%	6.50%	12/8/2027	—	(16)	(16)	(0.01)
Sweep Purchaser LLC	(2)	L + 5.75%	6.75%	11/30/2026	—	(17)	(17)	(0.01)
						28,184	28,184	15.07

North Haven Private Income Fund LLC

Consolidated Schedule of Investments (continued)

February 1, 2022

(in thousands)

(Unaudited)

Investments-non-controlled/non- affiliated(1)	Footnotes	Reference Rate and Spread	Interest Rate	Maturity Date	Par Amount / Shares	Cost	Fair Value	Percentage of Fair Value
Construction & Engineering
KPSKY Acquisition, Inc.	(3)	L + 5.50%	6.25%	10/19/2028	$6,582	$6,452	$6,452	3.45%
KPSKY Acquisition, Inc.		P + 4.50%	7.75%	10/19/2028	376	365	365	0.20
						6,817	6,817	3.64
Containers & Packaging
BP Purchaser, LLC	(3)	L + 5.50%	6.25%	12/10/2028	9,891	9,696	9,696	5.18
Fortis Solutions Group, LLC		L + 5.50%	5.72%	10/13/2028	4,626	4,538	4,538	2.43
Fortis Solutions Group, LLC		L + 5.50%	5.72%	10/13/2028	—	(18)	(18)	(0.01)
Fortis Solutions Group, LLC		L + 5.50%	5.72%	10/15/2027	—	(12)	(12)	(0.01)
						14,204	14,204	7.59
Distributors
PT Intermediate Holdings III, LLC	(3)	L + 5.50%	6.25%	11/1/2028	3,760	3,724	3,724	1.99
PT Intermediate Holdings III, LLC	(3)	L + 5.50%	6.25%	11/1/2028	5,954	5,896	5,896	3.15
						9,620	9,620	5.14
Diversified Financial Services
SitusAMC Holdings Corporation	(3)	L + 5.75%	6.50%	12/22/2027	5,600	5,544	5,544	2.96
						5,544	5,544	2.96
Health Care Providers & Services
Heartland Veterinary Partners, LLC	(2)	L + 4.75%	5.75%	12/10/2026	2,610	2,583	2,583	1.38
Heartland Veterinary Partners, LLC	(2)	L + 4.75%	5.75%	12/10/2026	993	936	936	0.50
Heartland Veterinary Partners, LLC	(2)	L + 4.75%	5.75%	12/10/2026	—	(5)	(5)	(0.00)
Stepping Stones Healthcare Services, LLC	(2)	L + 6.25%	7.25%	1/2/2029	4,375	4,310	4,310	2.30
Stepping Stones Healthcare Services, LLC	(2)	L + 6.25%	7.25%	1/2/2029	—	(6)	(6)	(0.00)
Stepping Stones Healthcare Services, LLC	(2)	L + 6.25%	7.25%	12/30/2026	150	141	141	0.08
						7,959	7,959	4.26
Insurance
Foundation Risk Partners, Corp.	(3)	L + 5.75%	6.50%	10/29/2028	6,184	6,092	6,092	3.26
Foundation Risk Partners, Corp.	(3)	L + 5.75%	6.50%	10/29/2028	768	753	753	0.40
Foundation Risk Partners, Corp.	(3)	L + 5.75%	6.50%	10/29/2027	—	(9)	(9)	(0.00)
Higginbotham Insurance Agency, Inc.	(3)	L + 5.50%	6.25%	11/25/2026	1,234	1,221	1,221	0.65
Higginbotham Insurance Agency, Inc.	(3)	L + 5.50%	6.25%	11/25/2026	353	337	337	0.18
Integrity Marketing Acquisition, LLC	(3)	L + 5.50%	6.25%	8/27/2025	4,988	4,915	4,915	2.63

North Haven Private Income Fund LLC

Consolidated Schedule of Investments (continued)

February 1, 2022

(in thousands)

(Unaudited)

Investments-non-controlled/non- affiliated(1)	Footnotes	Reference Rate and Spread	Interest Rate	Maturity Date	Par Amount / Shares	Cost	Fair Value	Percentage of Fair Value
Integrity Marketing Acquisition, LLC	(3)	L + 5.50%	6.25%	8/27/2025	$—	$(27)	$(27)	(0.01)%
Keystone Agency Investors	(2)	L + 5.50%	6.50%	5/3/2027	2,003	1,974	1,974	1.06
Keystone Agency Investors	(2)	L + 5.50%	6.50%	5/3/2027	—	(38)	(38)	(0.02)
Patriot Growth Insurance Services, LLC	(3)	L + 5.50%	6.25%	10/16/2028	4,945	4,685	4,685	2.50
Patriot Growth Insurance Services, LLC	(3)	L + 5.50%	6.25%	10/16/2028	—	150	150	0.08
Patriot Growth Insurance Services, LLC	(3)	L + 5.50%	6.25%	10/16/2028	—	(9)	(9)	(0.00)
Peter C. Foy & Associates Insurance Services, LLC	(3)	L + 6.00%	6.75%	11/1/2028	3,994	3,954	3,954	2.11
Peter C. Foy & Associates Insurance Services, LLC	(3)	L + 6.00%	6.75%	11/1/2028	937	927	927	0.50
Peter C. Foy & Associates Insurance Services, LLC	(3)	L + 6.00%	6.75%	11/1/2027	—	(2)	(2)	(0.00)
RSC Acquisition, Inc.	(3)	L + 5.50%	6.25%	10/30/2026	2,903	2,847	2,847	1.52
RSC Acquisition, Inc.	(3)	L + 5.50%	6.25%	10/30/2026	—	1	1	0.00
World Insurance Associates, LLC	(2)	L + 5.75%	6.75%	4/1/2026	2,254	2,211	2,211	1.18
World Insurance Associates, LLC	(2)	L + 5.75%	6.75%	4/1/2026	3,311	3,179	3,179	1.70
						33,161	33,161	17.73
IT Services
Govbrands Intermediate, Inc.	(3)	L + 5.50%	6.25%	8/4/2027	6,892	6,724	6,724	3.59
Govbrands Intermediate, Inc.	(3)	L + 5.50%	6.25%	8/4/2027	1,551	1,516	1,516	0.81
Govbrands Intermediate, Inc.	(3)	L + 5.50%	6.25%	8/4/2027	—	—	—	—
						8,240	8,240	4.41
Leisure Products
GSM Acquisition Corp. (GSM Outdoors)		L + 5.50%	1.00%	11/16/2026	—	—	—	—
						—	—	—
Machinery
Answer Target Holdco, LLC	(2)	L + 6.00%	7.00%	12/30/2027	17,336	16,994	16,994	9.09
Answer Target Holdco, LLC	(2)	L + 6.00%	7.00%	12/30/2026	—	(26)	(26)	(0.01)
						16,968	16,968	9.07
Real Estate Management & Development
Associations, Inc.	(2)	L + 4.00%; 2.50% PIK	6.50%	7/2/2027	1,772	1,763	1,763	0.94
						1,763	1,763	0.94
Software
Cordeagle US Finco, Inc.	(2)	L + 6.75%	7.75%	7/30/2027	4,839	4,743	4,743	2.54
Revalize, Inc.	(2)	L + 5.25%	6.25%	4/15/2027	4,698	4,617	$4,617	2.47
Revalize, Inc.	(2)	L + 5.25%	6.25%	4/15/2027	—	(7)	(7)	(0.00)
Trunk Acquisition, Inc.	(2)	L + 6.00%	7.00%	2/19/2027	6,857	6,789	6,789	3.63

North Haven Private Income Fund LLC

Consolidated Schedule of Investments (continued)

February 1, 2022

(in thousands)

(Unaudited)

Investments-non-controlled/non- affiliated(1)	Footnotes	Reference Rate and Spread	Interest Rate	Maturity Date	Par Amount / Shares	Cost	Fair Value	Percentage of Fair Value
Trunk Acquisition, Inc.	(2)	L + 6.00%	7.00%	2/19/2026	$—	$(6)	$(6)	(0.00)%
						16,136	16,136	8.63
Total First Lien Debt						186,636	186,636	99.78

Second Lien Debt
Health Care Providers & Services
Heartland Veterinary Partners, LLC		L + 8.00%	8.47%	12/10/2027	360	353	353	0.19
Heartland Veterinary Partners, LLC		L + 8.00%	9.00%	12/10/2027	53	52	52	0.03
						405	405	0.22
Total Second Lien Debt						405	405	0.22

Total Portfolio Investments						$187,041	$187,041	100.00%

(1)	Acquisition date of February 1, 2022.

(2)	Loan includes interest rate floor of 1.00%.

(3)	Loan includes interest rate floor of 0.75%.